  Exhibit 99.1

American Resources, wholly owned subsidiary, American Rare Earth LLC Enters into Joint Venture to Develop and Commercialize Critical Element and Graphene Technologies

Joint venture partners with Gerardine Botte, Ph.D., Texas Tech University Professor and Department Chair to develop and commercialize technologies production from carbon-based deposits

Dr. Botte is Professor and Whitacre Department Chair in Chemical Engineering at Texas Tech University and is a recognized visionary in Electrochemical Science

Dr. Botte appointed to the American Resources Board of Directors and will advise and help to expand the Company’s current suite of environmentally positive production methods of Rare Earth and Critical Element Division

November 24, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 24, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced its subsidiary, American Rare Earth LLC, has entered into a joint venture with Gerardine Botte, Ph.D., a Texas Tech University Professor and the Whitacre Department Chair in Chemical Engineering to develop and commercialize technologies for critical elements and graphene production from carbon-based deposits under the newly established and jointly controlled limited liability company, Advanced Carbon Materials LLC (“ACM”). Additionally, the Company has appointment Gerardine (Gerri) Botte, Ph.D.to its Board of Directors as an Independent Director.

ACM is a newly formed company in partnership between the Company’s wholly owned subsidiary, American Rare Earth LLC, and Dr. Botte, whereby ACM will focus on developing new technologies for both critical elements (rare earth elements) and graphene production to bring domestic production to the electrification marketplace, including the needs of the Department of Energy, Department of Defense and electric vehicle production. Dr. Botte’s extensive work in advanced water treatment ACM will look to license existing technologies in both segments as well as develop new technologies in partnership with Dr. Botte. American Rare Earth LLC will own a 49% equity interest and 95% revenue interest in the new LLC.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “We couldn’t be more excited to welcome Gerri as a member to our Board of Directors. Gerri brings a wealth of knowledge and experience to our Company that will undoubtedly help steer American Resources and its more forward-thinking initiatives. Gerri will be instrumental in working with all of our technology partners in directing our Critical Element and Rare Earth division on a path of innovation and growth as well as assessing prospective opportunities in graphene and battery production. Gerri’s extensive work in advanced water treatment will be integral in our environmentally beneficial, hydro-based, rare earth collection as well as ensuring that our critical element processing methods discharge water in the most environmentally sensitive way. Her energy, spirit and knowledge fit extremely well with the goals of our team and the direction of our Company.”

Dr. Botte has over 21 years of experience in the development of electrochemical processes and advanced water treatment. She has served in leadership roles for the Electrochemical Society and is currently the Chair of the Electrochemical Process Engineering and Technology Division of the International Society of Electrochemistry. Dr. Botte also serves as the Editor in Chief of the Journal of Applied Electrochemistry. In 2014, she was named a Fellow of the Electrochemical Society for her contributions and innovation in electrochemical processes and engineering. She became a Chapter Fellow of the National Academy of Inventors in 2012. In 2010, she was named a Fellow of the World Technology Network for her contributions on the development of sustainable and environmental technologies. Prior to Texas Tech, Dr. Botte was University Distinguished Professor and Russ Professor of Chemical and Biomolecular Engineering at Ohio University, the founder and Director of Ohio University’s Center for Electrochemical Engineering Research, and the founder and Director of the Consortium for Electrochemical Processes and Technology – an Industry University Cooperative Research Center. Her entrepreneurial spirit has led to the commercialization of various technologies and has founded and co-founded various companies to help achieve this goal.

Dr. Botte added, “I am pleased to join the board of directors of American Resources. The Company’s innovative management team with its willingness to think outside the box, is leading the industry forward on a path of prosperity, while ensuring it stays focused on safety and efficiency. It’s a very exciting time in the Company’s history and I am confident we can effectively drive both its organic growth and innovation in commercializing its American Rare Earth initiatives.”

In addition to the work being conducted in conjunction with Dr. Botte, Advanced Carbon Materials LLC will work to secure other patents, technologies, and licenses in the fields of extraction, processing, and commercialization of critical elements, rare earth elements, and graphene production with other research institutions as the company progresses to become a leader in the critical element production space.

American Resources Corporation is focused on running a streamlined and efficient operation to economically deliver raw materials products to meet its customers’ demands. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors while being able to scale its operations to meet the growth of the markets it serves.

For more information on Dr. Gerardine Botte visit: https://www.depts.ttu.edu/provost/facultybios/19-20/Gerardine-Botte.php

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation